POWER OF ATTORNEY<br />
 <br />
The undersigned does hereby make, constitute and appoint each of<br /> Jamison Yardley and Jennifer Lee (and any other employee, of The<br /> Goldman Sachs Group, Inc. (the "Company") or one of its<br /> affiliates, performing the function in connection with which<br />
this Power of Attorney has been granted designated in writing by<br /> one of the attorneys-in-fact), as his true and lawful<br /> attorney-in-fact, acting for him in his respective name, place<br /> and stead, whether acting individually or as a representative of<br /> others, to approve, execute and deliver any documentation<br /> required to be made by him under the Securities Exchange Act of<br /> 1934 (as amended, the "Act"), with respect to securities which<br /> may be deemed to be beneficially owned by him under the Act,<br />
such documents to be in such form as such attorney-in-fact may<br /> approve on the undersigned's behalf, such approval to be<br /> conclusively evidenced by the due execution thereof, and<br />
granting unto such attorney-in-fact full power, including<br /> substitution and resubstitution, and authority to act in the<br /> premises as fully and to all intents and purposes as the<br /> undersigned might or could do in person, and hereby ratifies,<br /> approves and confirms all that such attorney-in-fact shall<br /> lawfully do or cause to be done by virtue hereof.<br />
 <br />
THIS POWER OF ATTORNEY shall remain in full force and effect<br /> until the earlier of (i)<br />
July 19, 2022 and (ii) such time that it is revoked in writing by<br /> the undersigned; provided that in the event the attorney-in-fact<br /> ceases to be an employee of the Company or its affiliates or<br /> ceases to perform the function in connection with which he was<br /> appointed attorney-in-fact prior to such time, this Power of<br /> Attorney shall cease to have effect in relation to such<br /> attorney-in-fact upon such cessation but shall continue in full<br /> force and effect in relation to any remaining attorneys-in-fact.<br /> The undersigned has the unrestricted right unilaterally to<br />
revoke this Power of Attorney.<br />
 <br />
This Power of Attorney shall be governed by, and construed in<br /> accordance with, the laws of the State of New York, without<br /> regard to rules of conflicts of law.<br />
 <br />
IN WITNESS WHEREOF, the undersigned has duly subscribed these<br /> presents as of July 19, 2019.<br />
 <br />
 <br />
 <br />
 <br />
By: /s/ Anthony Arnold<br />
Name: Anthony Arnold